SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)              September 12, 2002

Performance Technologies, Incorporated
--------------------------------------------------------------------------------
(Exact Name of Registrant as Specified in Charter)

       Delaware                    0-27460                        16-1158413
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission                     (IRS Employer
of Incorporation)                   File Number)             Identification No.)

205 Indigo Creek Drive, Rochester, N.Y.                         14626
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code (585) 256-0200


--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other

     On September 12, 2002 the Registrant announced an agreement with Intel Corporation to acquire a portion of its embedded Communications Platform Division located in San Luis Obispo, California, in a sale-of-stock transaction. The acquisition will make the San Luis Obispo operation a fully owned operating unit of Performance Technologies and more than doubles the company's total available market in the embedded systems space through the addition of system and computing products.

     "This acquisition provides us with a highly complementary product line that has virtually no overlap with our existing products and a significant number of mutual customers," said Donald Turrell, president and CEO of Performance Technologies. "In a time when equipment manufacturers and integrators are looking to establish strategic relationships with fewer vendors, this acquisition is key as it allows us to immediately offer a broader range of products to our customers."

     Completion of the transaction is expected on or before October 1, 2002, for an aggregate cash consideration of approximately $3.8 million. As an additional part of the agreement, Intel will license certain PICMG TM 2.16-based products from Performance Technologies. Upon completion of the transaction, the new unit of Performance Technologies will continue to operate in its San Luis Obispo facility, and products will be branded under the Ziatech name.

     The Ziatech line of CompactPCI TM, PICMG 2.16 and STD 32-based processor modules and system platforms will become an important extension to the Performance Technologies product family that management believes can contribute to the future growth and expansion of the company. The combined products will allow Performance Technologies to serve a wider set of embedded applications in the data communications, telecommunications, military, industrial automation, transportation and medical markets. Future developments will take advantage of the skills of both companies to create packet-based products for use in emerging IP-based embedded systems and networks.

     "Ziatech has a strong reputation as an innovative company in the open standards OEM business, being the original developers of the CompactPCI specification," said Reg Cable, vice president of marketing for Performance Technologies. "Performance Technologies is the original developer of the recent PICMG 2.16 specification. The combination of these two capabilities will provide a strong market presence, allowing us to aggressively address a broad variety of embedded system applications."

     As part of this transaction, Performance Technologies will participate in the Intel Applied Computing Platform Provider (ACPP) program. The ACPP program consists of third-party module and software vendors who have established a significant presence in embedded and communications market segments.

Forward-Looking Statements

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

     These forward-looking statements are subject to certain risks and uncertainties and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid or unexpected changes in technologies, cancellation or delay of customer orders including those relating to design wins, changes in the product or customer mix of sales, delays in new product development, customer acceptance of new products and customer delays in qualification of products. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2001, as reported in its Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

                     Performance Technologies, Incorporated

September 20, 2002              By:    /s/  Donald L. Turrell
                                -----------------------------------
                                         Donald L. Turrell
                                         President and Chief Eexcutive Officer

September 20, 2002              By:   /s/   Dorrance W. Lamb
                                -----------------------------------
                                         Dorrance W. Lamb
                                         Vice President of Finance